EXHIBIT 10.8

NPERSPECTIVE Resource Agreement

1.

This agreement (hereinafter referred to as “Agreement”) in between GelTech Solutions, Inc. (hereinafter referred to as Company) and Nperspective, LLC (hereinafter referred to “Nperspective”).

2.

The Company will pay to Nperspective a resource fee of $937.50 per month (the “Retainer”) for providing CFO services as set forth in the Employment Agreement between the Company and David A Rosenfeld.

3.

The Company will pay the Retainer as long as David A Rosenfeld works as an employee of the Company.

4.

The Company will pay the Retainer consistent with the timing and method of paying the Employee.

5.

The Retainer in the first and last month of employment will be prorated if the employee works less than four weeks in such months.

6.

The laws of the State of Florida shall govern the Agreement.

I have read and understood the scope of services and fees described in this Agreement.  I hereby agree to the terms of this Agreement with respect to David A Rosenfeld.

/s/ Michael Cordani	8-28-07	/s/ David A. Rosenfeld	8/28/07
Michael Cordani	Date	David A. Rosenfeld	Date
CEO & Chairman
GelTech Solutions, Inc.